Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports First Quarter 2017 Financial Results

First Quarter 2017 Financial Highlights:

•	Revenues of $134.6 million

•	Net loss of $0.6 million or $0.01 per diluted share

•	Adjusted EBITDA of $6.0 million

•	Non-GAAP loss per share of $0.04

•	Total project backlog of $1.6 billion, a Company record

•	Fully contracted backlog of $505.0 million, up 40% year over year

FRAMINGHAM, MA - May 2, 2017 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2017. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

George P. Sakellaris, Chairman, President and Chief Executive Officer of Ameresco commented, "We are off to a good start, with first quarter results building on our 2016 momentum. In particular, we are excited to discuss two sizable projects. We won the work to modernize the City of Chicago’s street lights, which is the largest municipal-owned streetlight replacement project in the country. The other large project we can now discuss is with the New York City Housing Authority, which has the potential to be the country’s largest housing "energy performance" project.”

Sakellaris continued, “These projects demonstrate key factors driving our growth. Project size is growing, new opportunities are emerging in adjacent markets, and we are getting more follow-on work from repeat customers. Combined with our high margin recurring revenue streams, these characteristics all point to an even higher level of visibility in our business model. We remain confident in achieving our revenue and profit goals for 2017.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

First Quarter 2017

Revenues were $134.6 million, compared to $133.8 million. Operating loss was $0.6 million, compared to operating income of $1.8 million.

Net loss was $0.6 million compared to net income of $1.1 million, and net loss per diluted share was $0.01 compared to net income per diluted share of $0.02. Non-GAAP EPS was a loss per diluted share of $0.04, compared to non-GAAP income per diluted share of $0.04.

Adjusted EBITDA, a non-GAAP financial measure, was $6.0 million, compared to $9.4 million.

Additional First Quarter 2017 Operating Highlights:

•
Cash flows used in operating activities were $31.8 million, compared to $15.1 million in the prior year, and adjusted cash from operations, a non-GAAP financial measure, was an inflow of $3.4 million, compared to an inflow of $1.3 million.

•	Total project backlog was $1,643.2 million as of March 31, 2017 and consisted of:

◦
$505.0 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

◦	$1,138.2 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $206.6 million or 95 MWe.

FY 2017 Guidance
Based on first quarter results and new contracts signed during the first quarter, Ameresco re-affirms its full year 2017 outlook. Ameresco expects to earn total revenue in the range of $665 million to $700 million in 2017. The Company also expects adjusted EBITDA for 2017 to be in the range of $60 million to $65 million and net income per diluted share to be in the range of $0.37 to $0.43 for 2017. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the SunEdison bankruptcy and our restructuring activities.

Share Repurchase Program

Through the end of the first quarter, the Company repurchased 1,686,232 shares of its Class A common stock for $8.4 million. The Company has approximately $6.6 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 8560965. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.

In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31,

2016, filed with the U.S. Securities and Exchange Commission on March 3, 2017. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,453	$20,607
Restricted cash	14,758	12,299
Accounts receivable, net	55,098	85,354
Accounts receivable retainage, net	18,802	17,465
Costs and estimated earnings in excess of billings	50,055	56,914
Inventory, net	10,951	12,104
Prepaid expenses and other current assets	14,450	11,732
Income tax receivable	521	406
Project development costs	10,195	9,180
Total current assets	199,283	226,061
Federal ESPC receivable	188,162	158,209
Property and equipment, net	4,452	5,018
Project assets, net	339,930	319,758
Goodwill	55,439	57,976
Intangible assets, net	3,373	3,931
Other assets	24,611	26,328
Total assets	$815,250	$797,281
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$20,319	$19,292
Accounts payable	89,577	126,583
Accrued expenses and other current liabilities	20,425	22,763
Billings in excess of cost and estimated earnings	18,145	21,189
Income taxes payable	699	775
Total current liabilities	149,165	190,602
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	173,322	140,593
Federal ESPC liabilities	163,704	133,003
Deferred income taxes, net	4,236	9,037
Deferred grant income	7,602	7,739
Other liabilities	15,129	15,154

Redeemable non-controlling interest	5,685	6,847

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 29,064,459 shares issued and 27,378,227 shares outstanding at March 31, 2017, 29,005,284 shares issued and 27,706,866 shares outstanding at December 31, 2016	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	2	2
Additional paid-in capital	113,509	112,926
Retained earnings	197,709	194,353
Accumulated other comprehensive loss, net	(6,380)	(6,591)
Less - treasury stock, at cost, 1,686,232 shares at March 31, 2017 and 1,298,418 shares at December 31, 2016	(8,436)	(6,387)
Total equity	296,407	294,306
Total liabilities, redeemable non-controlling interest and equity	$815,250	$797,281

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Revenues	$134,610	$133,776
Cost of revenues	108,686	106,100
Gross profit	25,924	27,676
Selling, general and administrative expenses	26,487	25,888
Operating (loss) income	(563)	1,788
Other expenses, net	1,826	843
(Loss) income before (benefit) provision for income taxes	(2,389)	945
Income tax (benefit) provision	(645)	241
Net (loss) income	(1,744)	704
Net loss attributable to redeemable non-controlling interest	1,100	350
Net (loss) income attributable to Ameresco, Inc.	$(644)	$1,054
Net (loss) income per share attributable to common shareholders:
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02
Weighted average common shares outstanding:
Basic	45,513,872	46,742,488
Diluted	45,513,872	46,860,344

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(1,744)	$704
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Depreciation of project assets	5,109	4,543
Depreciation of property and equipment	693	772
Amortization of deferred financing fees	397	290
Amortization of intangible assets	380	604
Provision for bad debts	—	1,154
Gain on sale of assets	(104)	—
Unrealized gain on ineffectiveness of interest rate swaps	(123)	(70)
Stock-based compensation expense	343	367
Deferred income taxes	(859)	(1,160)
Unrealized foreign exchange gain	(185)	(806)
Changes in operating assets and liabilities:
Restricted cash	391	(1,455)
Accounts receivable	30,478	5,096
Accounts receivable retainage	(1,333)	(1,710)
Federal ESPC receivable	(34,418)	(22,879)
Inventory, net	1,154	(325)
Costs and estimated earnings in excess of billings	7,193	33,816
Prepaid expenses and other current assets	(2,686)	(2,946)
Project development costs	(1,155)	(2,093)
Other assets	(188)	55
Accounts payable, accrued expenses and other current liabilities	(31,939)	(25,260)
Billings in excess of cost and estimated earnings	(3,053)	(3,042)
Other liabilities	65	(1,277)
Income taxes payable	(201)	553
Cash flows from operating activities	(31,785)	(15,069)
Cash flows from investing activities:
Purchases of property and equipment	(387)	(497)
Purchases of project assets	(29,121)	(8,598)
Proceeds from sale of assets of a business	2,777	—
Acquisitions, net of cash received	(2,409)	—
Cash flows from investing activities	(29,140)	(9,095)
Cash flows from financing activities:
Payments of financing fees	(338)	(397)
Proceeds from exercises of options	240	326
Repurchase of common stock	(2,049)	—
Proceeds (repayments) from senior secured credit facility, net	18,000	(11,300)
Proceeds from long-term debt financing	12,878	3,049
Proceeds from Federal ESPC projects	35,167	16,385
Proceeds from sale-leaseback financing	8,783	3,541
(Distributions to) proceeds from investment by redeemable non-controlling interest, net	(62)	6,582
Restricted cash	223	3,892
Payments on long-term debt	(8,010)	(2,584)
Cash flows from financing activities	64,832	19,494
Effect of exchange rate changes on cash	(61)	127
Net increase (decrease) in cash and cash equivalents	3,846	(4,543)
Cash and cash equivalents, beginning of period	20,607	21,645
Cash and cash equivalents, end of period	$24,453	$17,102

Non-GAAP Financial Measures (in thousands)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net (loss) income attributable to Ameresco, Inc.	$(644)	$1,054
Impact from redeemable non-controlling interest	(1,100)	(350)
Plus: Income tax (benefit) provision	(645)	241
Plus: Other expenses, net	1,826	843
Plus: Depreciation and amortization of intangible assets	6,182	5,919
Plus: Stock-based compensation	343	367
Plus: Restructuring and other charges	—	1,369
Adjusted EBITDA	$5,962	$9,443
Adjusted EBITDA margin	4.4%	7.1%

Non-GAAP net (loss) income and EPS:
Net (loss) income attributable to Ameresco, Inc.	$(644)	$1,054
Impact from redeemable non-controlling interest	(1,100)	(350)
Plus: Restructuring and other charges	—	1,369
Plus: Income Tax effect of non-GAAP adjustments	—	(280)
Non-GAAP net (loss) income	$(1,744)	$1,793
Diluted net (loss) income per common share	$(0.01)	$0.02
Effect of adjustments to net (loss) income	(0.03)	0.02
Non-GAAP EPS	$(0.04)	$0.04

Adjusted cash from operations:
Cash flows from operating activities	$(31,785)	$(15,069)
Plus: proceeds from Federal ESPC projects	35,167	16,385
Adjusted cash from operations	$3,382	$1,316

	March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,138,200	$1,033,700
Fully-contracted	505,000	360,500
Total construction backlog	$1,643,200	$1,394,200
Assets in development	$206,600	$174,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2017
	Low	High
Operating income	$33,000	$37,000
Depreciation and amortization of intangible assets	26,000	26,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	—	—
Adjusted EBITDA	$60,000	$65,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
During the first quarter of 2016, we changed our calculation and presentation of adjusted EBITDA to exclude restructuring charges and losses related to a significant non-core project in Canada and during the third quarter of 2016, we changed our calculation and presentation of adjusted EBITDA in order to exclude charges related to a significant customer bankruptcy. We do not consider these items indicative of our core operating performance. Adjusted EBITDA and adjusted EBITDA margin for the prior periods have been recalculated to be presented on a comparable basis.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.